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                                    BRYAN CAVE LLP

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
  ST. LOUIS, MISSOURI                                                       RIYADH, SAUDI ARABIA
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   NEW YORK, NEW YORK                                                 ABU DHABI, UNITED ARAB EMIRATES
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 OVERLAND PARK, KANSAS                                                           HONG KONG
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   IRVINE, CALIFORNIA                                                 IN ASSOCIATION WITH BRYAN CAVE,
                                      (602) 364-7000                    A MULTINATIONAL PARTNERSHIP.
                                                                              LONDON, ENGLAND
                                 FACSIMILE: (602) 364-7070
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                                                                     EXHIBIT 5.1


                               February 27, 2001

Board of Directors
Mobile Mini, Inc.
7420 South Kyrene Road
Suite 101
Tempe, Arizona  85283



Ladies and Gentlemen:

         We are acting as counsel to Mobile Mini, Inc., a Delaware corporation (the "Company"), in connection with various legal matters relating to the filing of a Registration Statement on Form S-3, No. 333-__________ (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the offering and sale of 2,875,000 of shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), including shares covered by over-allotment options held by the Underwriters named in the Registration Statement.

         In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Certificate of Incorporation and By-laws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed below. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies.

         Based upon the foregoing and in reliance thereon, and upon our review of applicable statutes and case law, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                  (1) The Company is a corporation validly existing in good standing under the laws of the State of Delaware;
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Mobile Mini, Inc.
February 27, 2001
Page 2

                  (2) When the Registration Statement, including any amendments thereto, shall have become effective under the Act and the shares of Common Stock being offered and sold by the Company shall have been duly issued and sold as contemplated by the Registration Statement, then the shares of Common Stock will be legally issued, fully paid and non-assessable.

         This opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware and the Act.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of such shares of Common Stock. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                     Very truly yours,

                                                     /s/ Bryan Cave LLP

                                                     BRYAN CAVE LLP


/shw